Period Ended April 30, 2005
John Hancock Equity Trust

John Hancock Growth Trends Fund
Series - 1
NAV per share - Class C  5.48


Small Cap Fund
Series - 2
NAV per share - Class C  10.40
NAV per share - Class I  10.43